EXHIBIT 99.1

La-Z-Boy Incorporated to Acquire La-Z-Boy Furniture Galleries® Stores in Southeast Region;
15-Store Acquisition Brings Company-Owned Count to 220, 60% of Total Network

Key Highlights:
•Significant acquisition of 15-store network in GA, FL, and TN with ~$80 million in annual sales, expected to close in late October
•Adds designated market areas (DMAs) that will enable further new store growth in highly desirable southeast region
•Largest independently owned La-Z-Boy Furniture Galleries® acquisition in La-Z-Boy Incorporated history
•Separately, La-Z-Boy Incorporated updates fiscal first quarter sales and adjusted operating margin outlook(1)

MONROE, Mich., July 14 2025 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in the retail and manufacture of residential furniture, today announced the signing of an asset purchase agreement to acquire a La-Z-Boy Furniture Galleries® store network in the southeast region of the United States from Atlanta Furniture Galleries, LLC, owned by Tom and Amy DeGoey. The DeGoey business is the second-largest independent operator within the entire La-Z-Boy Furniture Galleries® store network, with 15 stores, four warehouses, and approximately $80 million in annual sales.

The acquisition will provide continuity for the highly successful southeast-based business. Once complete, the 15 stores will become part of La-Z-Boy Incorporated's Retail reporting segment, will be immediately accretive to sales and profits, and will bring the total company-owned store count to 220, 60% of the entire La-Z-Boy Furniture Galleries® store network. The transaction is expected to close in late October 2025, subject to customary closing conditions.

Melinda D. Whittington, Board Chair, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “We are pleased to acquire this business in the rapidly growing and strategic southeast region. These stores are in core markets for us, including Atlanta, Orlando, Jacksonville, and Knoxville, and will pave the way for additional growth. We are grateful to Tom and Amy for their commitment to the company over the last two decades, developing one of the most successful independent La-Z-Boy licensee businesses. As strong stewards of our La-Z-Boy brand, they have made meaningful contributions, including innovative retail practices, an updated store network, and a strong group of employees. I would like to personally take the opportunity to thank Tom, who has led the business since 2004 and, along with Amy, was recognized in 2024 as our Retail Partner of the Year for the second time. We wish Tom, Amy, and their family all the best in their next phase of life.”

Tom DeGoey, Chief Executive Officer of Atlanta Furniture Galleries, LLC, said, “I am grateful to my family and colleagues for helping grow this business over the years. It has been a privilege to work with this incredible team of talented, passionate, and hard-working individuals. La-Z-Boy will have an excellent team of leaders to continue the management of day-to-day operations. I am proud of the company we have built together and I am confident that our long-time partner, La-Z-Boy Incorporated, will propel the business to new heights. It has been a pleasure to work with the La-Z-Boy Incorporated team over the years, as we have expanded the La-Z-Boy brand together.”

Whittington added, “This significant acquisition is another example of creating our own momentum in an increasingly challenging macro environment and investing for our next 100 years despite current headwinds. This is another proof point of La-Z-Boy Incorporated continuing to deliver on its Century Vision objectives and growing Retail and direct to consumer. Our vertically integrated model is a key differentiator, and we have the opportunity to further leverage the combined margin associated with earning sales and profit on both Wholesale and Retail sales. We expect a smooth and seamless transition and look forward to continuing to inspire and delight our consumers.”

The transaction is expected to be funded with cash on hand. Additional terms of the deal were not disclosed. La-Z-Boy Incorporated will provide additional financial information relating to the transaction in its fiscal year 2026 second-quarter results in November 2025. As La-Z-Boy Incorporated is already manufacturing for the acquired business and therefore, recording a portion of the annual sales in its Wholesale segment, the acquisition is currently expected to contribute approximately $40 million of additional sales annually to the company on a consolidated basis.

Separately, in light of the increasingly challenging consumer and macro environment, the company now expects its fiscal first quarter sales and adjusted operating margin(1) to be around the low end of the ranges in the previously-issued outlook for the period ending July 26, 2025.

Investor Relations Contact:
Mark Becks, CFA, (734) 457-9538
mark.becks@la-z-boy.com

Media Contact:
Cara Klaer, (734) 598-0652
cara.klaer@la-z-boy.com

About La-Z-Boy:
La-Z-Boy Incorporated brings the transformational power of comfort to people, homes, and communities around the world - a mission that began when its founders invented the iconic recliner in 1927. Today, the company operates as a vertically integrated furniture retailer and manufacturer, committed to uncompromising quality and compassion for its consumers.

The Retail segment consists of over 200 company-owned La-Z-Boy Furniture Galleries® stores and is part of a broader network of nearly 370 La-Z-Boy Furniture Galleries® that, with La-Z-Boy.com, serve customers nationwide. Joybird®, an e-commerce retailer and manufacturer of modern upholstered furniture, has 13 stores in the U.S. In the Wholesale segment, La-Z-Boy manufactures comfortable, custom furniture for Furniture Galleries® and a variety of retail channels, England Furniture Co. offers custom upholstered furniture, and casegoods brands Kincaid®, American Drew®, and Hammary® provide pieces that make every room feel like home. To learn more, please visit: https://www.la-z-boy.com/.

Notes:
(1)This reference to adjusted operating margin for a future period is an adjusted financial measure. In this press release, we have not provided a reconciliation of adjusted operating margin for a future period to the most directly comparable GAAP financial measure because such reconciliation cannot be provided without unreasonable efforts.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, acquisitions, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2025 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.
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